Exhibit 10.3

RECORDING REQUESTED BY:

Latham & Watkins LLP

AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Tamara Katz, Esq.

Re: HOLOGIC, INC.

Location:	36 Appleridge Road

Municipality:	Danbury

County:	Fairfield

State:	Connecticut

Space above this line for recorder’s use only

OPEN END MORTGAGE DEED, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This OPEN END MORTGAGE DEED, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of October 22, 2007 (this “Mortgage”), by and from HOLOGIC, INC. , a Delaware corporation (“Mortgagor”), with an address at 35 Crosby Drive, Bedford, MA 07130 to Goldman Sachs Credit Partners L.P., as agent for Lenders and Lender Counterparties (in such capacity, “Mortgagee”) with an address at 30 Hudson Street, 17th Floor, Jersey City, New Jersey, 07302.

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of October 22, 2007 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among HOLOGIC, INC. (“Borrower”), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”) and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers, Bank of America, N.A., as Syndication Agent, GSCP, as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”), and CITICORP NORTH AMERICA, INC., JPMORGAN SECURITIES INC., RBS CITIZENS, NATIONAL ASSOCIATION AND FIFTH THIRD BANK, as Co-Documentation Agents (the “Co-Documentation Agents”, together with the Administrative Agent, Syndication Agent and the Collateral Agent, the “Agents”) and certain other Agents party to the Credit Agreement from time to time;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Credit Document and each of the Hedge Agreements, to secure Mortgagor’s obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1. DEFINITIONS

1.1. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means (i) with respect to Borrower, all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents and any Hedge Agreement; and (ii) with respect to any other Mortgagor, all obligations and liabilities of every nature of such Mortgagor now or hereafter existing under or arising out of or in connection with any other Credit Document, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagor, any Lender or Lender Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Agreement. The Credit Agreement contains a revolving credit facility which permits the Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Administrative Agent or Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures all advances and re-advances under the revolving credit feature of the Credit Agreement.

“Mortgaged Property” means all of Mortgagor’s interest in (i) [the leasehold estate in] the real property described in Exhibit A [created by the Subject Lease (as defined below)], together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); [(ii) all assignments, modifications, extensions and renewals of the Subject Lease and all credits, deposits, options, privileges and rights of Mortgagor as tenant under the Subject Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Subject Lease for a succeeding term or terms,] (iii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iv) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (v) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (vi) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); (vii) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (viii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (ix) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (x) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (xi) all property tax refunds payable to Mortgagor (the “Tax Refunds”); (xii) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xiii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiv) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness, including any Incremental Facilities) under the Credit Agreement, any other Credit Documents or any of the Hedge Agreements.

“Subject Lease” means that certain Lease Agreement, dated August 28, 2002, pursuant to which Mortgagor leases all or a portion of the Land from BONE (DE) QRS 15-12, INC., a memorandum of which was recorded with the Danbury Land Records.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2. Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee WITH MORTGAGE COVENANTS UPON THE STATUTORY CONDITIONS, the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee for so long as any of the Obligations remain outstanding.

SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1. Title. Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.2. First Lien Status. Subject to Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

3.3. Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents, subject to any cure period provided for therein.

3.4. Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee or as permitted under the Credit Agreement, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee; provided that such consent is not required for inventory removed and not replaced when sold, leased, or when removed for marketing and demonstration purposes, or when otherwise removed pursuant to the ordinary course of business.

3.5. Inspection. Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees, upon reasonable prior notice to Mortgagor, [and in compliance with the Subject Lease,] to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as [permitted by the Subject Lease and as] Mortgagee may reasonably require; provided, such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

3.6. Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

3.7. Condemnation Awards and Insurance Proceeds. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

3.8. Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

3.9. Mortgage Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Credit Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

3.10. Reduction Of Secured Amount. In the event that the amount secured by the Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Mortgagor [or Borrower] repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

3.11. Certain Leasehold Representations, Warranties and Covenants.

3.11.1. Mortgagor represents and warrants to Mortgagee that, as of the date hereof, (a) the Subject Lease is unmodified and in full force and effect, except as modifications are permitted hereby or under the Credit Documents, (b) all rent and other charges therein have been paid to the extent they are payable to the date hereof, except to the extent failure to pay them would not reasonably be expected to have a Material Adverse Effect, (c) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, , except to the extent it would not reasonably be expected to have a Material Adverse Effect, (d) Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, , except to the extent it would not reasonably be expected to have a Material Adverse Effect, and (e) to the knowledge of an Authorized Officer of the Mortgagor, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed (but this statement is made for the benefit of and may only be relied upon by Mortgagee and Lenders), except to the extent it would not reasonably be expected to have a Material Adverse Effect. Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease, except to the extent it would not reasonably be expected to have a Material Adverse Effect. Mortgagor shall notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Subject Lease within ten (10) days after an Authorized Officer of Mortgagor obtains actual knowledge of such default. Mortgagor shall, promptly following the receipt thereof, deliver a copy of any notice of default given to Mortgagor by the lessor pursuant to the Subject Lease and promptly notify Mortgagee in writing of any default by the lessor, or which an Authorized Officer of Mortgagor has actual knowledge, in the performance or observance of any of the material terms, covenants or conditions on the part of the lessor to be performed or observed thereunder. Unless required under the terms of the Subject Lease, except as set forth in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee’s sole and absolute discretion) (i) terminate or surrender the Subject Lease or (ii) enter into any modification of the Subject Lease which materially impairs the practical realization of the security interest granted by this Mortgage, and any such attempted termination, modification or surrender without Mortgagee’s written consent shall be void. Mortgagor shall, within thirty (30) days after written request from Mortgagee, use reasonable efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that to the best of Mortgagor’s knowledge, no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, except to the extent it would not reasonably be expected to have a Material Adverse Effect, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Mortgagee.

3.11.2. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to each Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

3.11.3. If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if, pursuant to the provisions of the Subject Lease, Mortgagee or its designee shall acquire from the lessor a new lease of the premises subject to the Subject Lease, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

3.11.4. Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Subject Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising out of any Subject Lease for only that period of time for which Mortgagee is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein.

SECTION 4. DEFAULT AND FORECLOSURE

4.1. Remedies. If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (b) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, to the extent permitted by law, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to

Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

4.2. Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its commercially reasonable discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3. Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4. Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) unless otherwise required under the Credit Documents, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

4.6. Discontinuance of Proceedings. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.7. Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (a) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (b) court costs, (c) reasonable attorneys’ and accountants’ fees and expenses, (d) costs of advertisement [, and (e) the payment of all rent and other charges under the Subject Lease]; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit (subject to the provisions of the Credit Agreement) of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Mortgagor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.8. Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.9. Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

4.10. No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section other than the Mortgagee entering the Mortgaged Property and taking exclusive possession thereof, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Lenders under the Credit Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5. ASSIGNMENT OF RENTS AND LEASES

5.1. Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2. Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3. Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6. SECURITY AGREEMENT

6.1. Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2. Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is at the address set forth on Appendix B to the Credit Agreement.

6.3. Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

SECTION 7. ATTORNEY-IN-FACT

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8. MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Agreement; removal of Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Agreement; and appointment of a successor Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Agreement. Upon the acceptance of any appointment as Collateral Agent under the terms of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Agreement, and the retiring or removed Mortgagee under this Agreement shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

SECTION 9. LOCAL LAW PROVISIONS

9.1. Maturity Date. The Note and other obligations secured by this Mortgage have an initial maturity date (the “Anniversary Date”) eighteen (18) months from the date hereof and may, pursuant to the terms and conditions set forth in the Financing Agreement, be extended for one year periods from Anniversary Date to Anniversary Date (any such date of termination, but in no event longer than five (5) years and six (6) months from the date hereof, the “Maturity Date”). In the event Mortgagor extends the term of the Note beyond the Anniversary Date in accordance with the terms of the Financing Agreement, there shall be no requirement that either Mortgagor or Mortgagee record notice of such extension on the Land Record.

9.2. Revolving Loan. This mortgage secures a Commercial Revolving Loan as defined in Section 49-2(c) of the Connecticut General Statutes, as amended, in the principal amount of up to Five Billion One Hundred Million and 00/100 dollars ($5,100,000,000) in the aggregate to be outstanding at any time, pursuant to the Financing Agreement whereby the Grantee will make loans or advances to the Grantor on a revolving basis, which loans may be advanced, repaid and reborrowed from time to time at an interest rate set forth in the Financing Agreement, which loans or advances shall be evidenced by the Note or by the books and records of the Grantee.

9.3. Prejudgment Remedy Waiver. The Mortgagor represents, warrants and acknowledges that the transaction of which this Mortgage is a part is a commercial transaction and not a consumer transaction. Monies now or in the future to be advanced to or on behalf of Mortgagor are not and will not be used for personal family or household purposes.

MORTGAGOR ACKNOWLEDGES THAT IT HAS THE RIGHT UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST MORTGAGOR. NOTWITHSTANDING SUCH RIGHT, MORTGAGOR HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID STATUTE OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY MORTGAGEE OF ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS MORTGAGE. MORTGAGOR FURTHER CONSENTS TO THE ISSUANCE OF ANY PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND OR ANY SIMILAR DEVISE IN CONNECTION WITH MORTGAGEE’S EXERCISE OF ANY PREJUDGMENT REMEDY. MORTGAGOR ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY MORTGAGEE OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

Mortgagee is specifically permitted, as its option and in its discretion, to make additional loans and future advances under this Mortgage as contemplated by Section 49-2(a) and (b) of the Connecticut General Statutes, and shall have all rights, powers and protections allowed thereunder. Each and every such loan or advance shall be secured by this Mortgage equally with, and with the same priority as, the original indebtedness secured hereby; provided, however, that (i) no advance shall cause the principal amount of the Obligations secured hereby to exceed the amount set forth above; and (ii) the time of repayment thereof shall not exceed the maturity of the original Indebtedness secured hereby as stated above.

The Revolving Loans secured by the Mortgage is a variable interest rate loan as more particularly described in the Financing Agreement and the Note but changes in the interest rate will not affect the maximum term of the Revolving Loans or the Maturity Date.

This Mortgage is made upon THE STATUTORY CONDITIONS. If the Revolving Loans and all other obligations shall be fully paid in accordance with its terms and if all of the covenants and agreements of Mortgagor under the Note, this Mortgage, the Financing Agreement and the other Loan Documents shall be fully and faithfully performed, observed and complied with, and if the Financing Agreement shall be terminated as it relates to the Mortgaged Property as shall be evidenced by a release of this Mortgage duly executed by Mortgagee and recorded in the Land Records, then this Mortgage shall be void but otherwise it shall remain in full force and effect.

SECTION 10. MISCELLANEOUS

Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Mortgagee any Lender or any Lender Counterparty in the exercise of any power, right or privilege hereunder or under any other Credit Document or Hedge Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage, the other Credit Documents and the Hedge Agreements are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon prepayment of a portion of the Indebtedness equal to the Net Asset Sale Proceeds for the Mortgaged Property in connection with a permitted Asset Sale, subject to and in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor or, at the request of Mortgagor, assign this Mortgage without recourse. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW, SECTION 5-1401).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

WITNESS:	HOLOGIC, INC., a Delaware corporation

/s/ Shivani Kaul	By:	/s/ Glenn P. Muir
Name Shivani Kaul	Name:	Glenn P. Muir
	Title:	Executive Vice President Finance and Administration

/s/ Christopher O. Dunham
Name Christopher O. Dunham

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 18th day of October, 2007, before me, the undersigned notary public, personally appeared Glenn P. Muir, proved to me through satisfactory evidence of identification, which was a MA drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as Executive Vice President Finance and Administration for Hologic, Inc., a Delaware corporation.

/s/ Phyllis Thomas
Notary Public
My commission expires: 1/9/09

36 Appleridge Road, Danbury, CT Leasehold Mortgage

EXHIBIT A TO

MORTGAGE

Legal Description of Premises: 36 Apple Ridge Way, Danbury, CT

Real property in the City of Danbury, County of Fairfield, State of Connecticut, described as follows:

(See attached)

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Parcel 1:

A certain piece or parcel of land, with the buildings and improvements thereon, located in the Town of Danbury, County of Fairfield and State of Connecticut, more particularly bounded and described as follows:

Beginning at a point on the easterly highway line of Ye Old Road at the northwesterly corner of the herein described parcel, thence running in an easterly, southerly and easterly direction along the southerly boundary line of land now or formerly of Seymour R. Powers, Trustee, et als (Parcel “Br”) the following courses and distances.

N 70° 54’ 11” E 320.000’

S 19° 05’ 49” E 69.445’

N 72° 28’ 55” E 93.118’

To a point on the westerly highway line of Apple Ridge Road (property of Seymour R. Powers, Trustee, et als) and the northeasterly corner of the herein described parcel, thence running along said westerly highway line the following courses and distances:

S 20° 05’ 04” E 111.00’

Thence along a curve to the left with a central angle of 87° 00’ 19”, a radius of 365.00’ and an arc length of 554.263’ to a point, thence turning and running in a southerly direction along land of Seymour R. Powers, Trustee, et als on a course bearing S 17° 05’ 23” E a distance of 91.332’ to a point on the northerly boundary line of land now or formerly of Mary A. Fairwell, thence turning and running along the northerly and westerly boundary lines of said Mary A. Farwell the following courses and distances:

S 49° 44’ 28” W 611.97’

S 30° 30’ 08” E 135.00’

To a point on the northerly highway line of Ye Old Road, thence turning and running along the northerly and easterly highway lines of said Ye Old Road (an unimproved highway) the following courses and distances:

S 57° 15’ 16” W 170.10’

S 50° 48’ 11” W 37.62’

S 52° 15’ 10” W 78.01’

N 11° 49’ 23” W 36.98’

N 13° 35’ 48” W 109.08’

N 16° 35’ 03” W 201.38’

N 15° 44’ 38” W 264.38’

N 16° 19’ 21” W 186.64’

N 23° 48’ 32” W 32,66’

N 16° 56’ 54” W 234.849’

To the point of place of beginning. Said parcel contains 10.973 Acres and is more particularly shown and described on a map entitled “ALTA/ACSM Land Title Survey, Plan of Land in City of Danbury, Connecticut, Prepared for Hologic, Inc.”, Dated August 21, 2002 Prepared by the BSC Group, Inc., Rohan Freeman, L.S. 70046.

Together with the perpetual right to pass and repass over, through, under and across the entire length and width of a certain roadway shown and designated as Apple Ridge Road on the above referenced map, for the purpose of egress and ingress and for the purpose of obtaining water, gas electric and telephone service and other utilities, and for the purpose of installing thereon and thereunder all improvements, equipment and appurtenances required for such services and for such ingress and egress, to the above described premises from the public highway known as Kenosia Avenue.

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Together with a perpetual drainage and sewer easement as set forth in a deed from Seymour R. Powers to Seymour R. Powers, Trustee dated September 5, 1989 and recorded September 17, 1989 in Volume 931, Page 1002 of the Danbury Land Records. Said easement was partially released by instrument dated May 8, 1996 and recorded in Book 1147, Page 1142 of the Danbury Land Records.

Together with the right to use, pass and repass for all purposes on, over, across and under the roadway known as Ye Old Road, Danbury, Connecticut.

Together with the provisions of a Road Maintenance Agreement with Thermotrex Corporation dated as of March 31, 1993 and recorded in Book 1045, Page 238 of the Danbury Land Records.

Together with a scenic view easement as set forth in (i) a warranty deed from Seymour R. Powers to Thermotrex Corporation dated March 26, 1993 and recorded April 1, 1993 in Book 1043, Page 819 of the Danbury Land Records; (ii) a warranty deed from Melvyn I. Powers to Thermotrex Corporation dated March 30, 1993 and receded April 1, 1993 in Book 1043, Page 826 of the Danbury Land Records; (iii) a trustee’s deed from Melvyn I. Powers and Union Trust Company, as trustees for Gary S. Kepniss, to Thermotrex Corporation dated March 30, 1993 and recorded April 1, 1993 in Book 1043, Page 833 of the Danbury Land Records; (iv) a warranty deed from Alice Powers to Thermotrex Corporation dated March 26, 1993 and recorded April 1, 1993 in Book 1043, Page 812 of the Danbury Land Records: (v) a trustee’s deed from Seymour R. Powers, as trustee of the Seymour R. Powers Revocable Trust Agreement to Thermotrex Corporation dated March 26, 1993 and recorded April 1, 1993 in Book 1043, Page 839 of the Danbury Land Records; and (vi) a quitclaim deed from Pow-Dan II Corporation to Thermotrex Corporation dated March 30, 1993 and recorded in Book 1043, Page 844 of the Danbury Land Records.

Together with two perpetual easements for the maintenance of sewer and/or water lines in favor of the City of Danbury dated July 16, 1985 and recorded August 7, 1985 in Volume 744 at Page 162 of the Danbury Land Records.

Together with a drainage and sewer easement as set forth in a Quit Claim Deed from Seymour R. Powers to Seymour R. Powers, Trustee for “Seymour R. Powers Revocable Trust Agreement” dated September 5, 1989 and recorded September 17, 1989 in Volume 931 at Page 1002 of the Danbury Land Records. Said easement was partially released by instrument dated May 8, 1996 and recorded in Volume 1147 at Page 1142 of the Danbury Land Records.

Together with an Easement Agreement in favor of The Southern New England Telephone Company dated April 11, 1986 and recorded April 29, 1986 in Volume 779 at Page 710 of the Danbury Land Records.

Together with Gas line easement in favor of The Connecticut Light and Power Company dated December 14, 1979 and recorded February 15, 1980 in Volume 635 at Page 472 of the Danbury Land Records.

Together, Gas line easement in favor of The Connecticut Light and Power Company dated October 15, 1984 and recorded December 5, 1984 in Volume 720 at Page 506 of the Danbury Land Records.

Parcel 2

A certain piece or parcel of land, with any buildings and improvements thereon, located in the Town of Danbury, County of Fairfield and State of Connecticut, which parcel contains 0.434 Acres more particularly shown and described on Map No. 10206 of the Danbury Land Records and is more particularly bounded and described as follows:

Beginning at a point on the easterly highway line of Ye Old Road at the southeasterly corner of the herein described parcel, thence running West S 78° 10’ 37” W a distance of 17.50’ to a point:

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Thence running N 13° 58’ 10” W a distance of 144.99’ to a point;

Thence running N 15° 22’ 00” W a distance of 57.18’ to a point;

Thence running N 15° 37’ 24” W a distance of 144.37’ to a point:

Thence running N 15° 01’ 25” W a distance of 75.46’ to a point;

Thence running N 16° 49’ 37” W a distance of 152.31’ to a point;

Thence running N 16° 28’ 35” W a distance of 222.57’ to a point:

Thence running N 19° 57’ 59” W a distance of 35.75’ to a point;

Thence running N 17° 28’ 32” W a distance of 231.51’ to a point; the last eight course running along land now or formerly of Wooster School Corp;

Thence running N 73° 03’ 06” E a distance of 18.95’ to a point; which point marks the northeasterly corner of the herein described parcel;

Thence running S 16° 56’ 54” E a distance of 234.849’ to a point:

Thence running S 23° 48’ 32” E a distance of 32.66’ to a point:

Thence running S 16° 19’ 21” E a distance of 186.64’ to a point;

Thence running S 15° 44’ 38” E a distance of 264.38’ to a point;

Thence running S 16° 35’ 03” E a distance of 201.38’ to a point;

Thence running S 13° 35’ 48” E a distance of 109.08’ to a point;

Thence running S 11° 49’ 23” E a distance of 36.98’ to the point and place of beginning; which last six courses are along Parcel 1 described herein.

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